                                                                    Exhibit 10.2

                  CONAGRA EMPLOYEE FLEXIBLE BONUS PAYMENT PLAN

     1. ADOPTION AND PURPOSE. ConAgra, Inc. ("ConAgra") hereby adopts the ConAgra Employee Flexible Bonus Payment Plan ("Plan") to issue stock bonuses to employees of ConAgra and its affiliates. The general purpose of the Plan is to promote the interests of ConAgra and its stockholders in attracting, maintaining and developing employees capable of assuring the future success of ConAgra and by providing to employees of ConAgra and its affiliates additional incentives to continue and increase their efforts with respect to, and to remain in the employ of, ConAgra or its affiliates.

     2. STOCK BONUSES. Each year, the Compensation Committee of the Board of Directors of ConAgra ("Committee") may issue bonuses of ConAgra Common Stock ("Stock") to any employee of ConAgra or its affiliates in lieu of 50% of any cash bonus that may be payable to such employee under any compensation arrangement such employee has with ConAgra. The stock bonus shall be subject to any restrictions or conditions the Committee may impose in its absolute discretion. The maximum number of shares of Stock that may be issued hereunder for any particular fiscal year is 200,000.

     3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan and may adopt such rules and regulations for carrying out the Plan as it deems appropriate. Decisions of the Committee shall be final, conclusive and binding upon all the parties including ConAgra, the stockholders and the participants.

     4. STOCKHOLDER APPROVAL. On or before January 1, 1983, this Plan will be presented for consideration and approval by ConAgra's stockholders.

     5. EFFECTIVE DATE; AMENDMENT AND TERMINATION. This Plan shall be effective for bonuses which are granted to employees for ConAgra's fiscal year ending in 1983 and for each ConAgra fiscal year thereafter until terminated. ConAgra's Board of Directors may amend or terminate the Plan at any time; provided, however, subject to Paragraph 6, the number of shares under Paragraph 2 shall not be increased and the class of employees eligible to participate hereunder shall not be exchanged without approval of ConAgra's stockholders.

     6. CHANGES IN STOCK. In the event of a stock dividend, split-up, reclassification, or other analogous change in the capitalization of ConAgra's Stock, equitable adjustment shall be made in the maximum number of shares which may be issued hereunder.

                                       34